  Exhibit 5.1

Nixon Peabody LLP 55 West 46th Street New York, NY 10036-4120 212-940-3000

June 11, 2020

Zoom Telephonics, Inc.

225 Franklin Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

We have acted as counsel to Zoom Telephonics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the offer and sale by the selling stockholders named in the Registration Statement of up to 2,237,103 shares (the “Securities”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”).

Pursuant to Rule 429(b), the prospectus contained in the Registration Statement (the “Prospectus”) covers 10,856,325 shares of Common Stock previously registered under the Company’s registration statement on Form S-1 filed by the Company on June 7, 2019 (File No. 333-232027) (the “Prior Registration Statement”), which was declared effective on July 14, 2019. The opinion relating to the previously registered 10,856,325 shares of Common Stock is filed with the Prior Registration Statement as Exhibit 5.1.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements thereto.

In connection with the foregoing, we have examined the Registration Statement and the Prospectus. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We also have assumed that (i) at the time of any offering or sale, the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, and (iii) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any material agreement to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the Securities have been duly authorized and validly issued and are fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York or the Commonwealth of Massachusetts and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the federal law of the United States of America and the General Corporation Law of the State of Delaware. As used herein, the terms “General Corporation Law of the State of Delaware” include the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,